              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                   ON MAY 11, 2001 REGISTRATION NO. 333-45548

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0213257
                     (I.R.S. Employer Identification Number)

                            8851 TRANS-CANADA HIGHWAY
                        ST. LAURENT, (QC) CANADA H4S 1Z6
                                 (514) 331-3738
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                            ------------------------

                                 GARY MOSKOVITZ
                             CHIEF EXECUTIVE OFFICER
                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                            8851 TRANS-CANADA HIGHWAY
                        ST. LAURENT, (QC) CANADA H4S 1Z6
                                 (514) 331-3738
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                            ------------------------
                                    Copy to:

                              JOHN A. BURGESS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                            TELEPHONE: (617) 526-6000

                            TELECOPY: (617) 526-5000

                            ------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                            ------------------------

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               ------------------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   Explanatory Note

      The shares of common stock, $0.001 par value per share (the "Common Stock"), of Lumenon Innovative Lightwave Technology, Inc. ("Lumenon"), registered on this Registration Statement on Form S-1 (the "Registration Statement") were registered pursuant to Rule 415 of the Securities Act of 1933, as amended. Subsequent to the filing of the Registration Statement, Lumenon became eligible to register shares on a Registration Statement on Form S-3. Accordingly, Lumenon filed a Registration Statement on Form S-3 covering the shares of Common Stock which had previously been registered on the Registration Statement. Accordingly, Lumenon hereby deregisters 10,145,687 shares of Common Stock which were not sold under the Registration Statement. This figure was calculated as follows:

Number of shares registered under the Registration Statement....   10,800,000

Shares sold under the Registration Statement....................      654,313
                                                                   ----------
Number of shares being deregistered.............................   10,145,687

                                      SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on the 11th day of May, 2001.

                                     LUMENON INNOVATIVE LIGHTWAVE
                                     TECHNOLOGY, INC.



                                     By:  /s/ GARY MOSKOVITZ
                                          ---------------------------------
                                          Gary Moskovitz
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name                                         Title                 Date


/s/ GARY MOSKOVITZ               President and Chief           May 11, 2001
-----------------------------    Executive Officer (Principal
Gary Moskovitz                   Executive Officer)


*                                Vice President, Chief         May 11, 2001
-----------------------------    Technology Officer,
Mark P. Andrews                  Secretary and Director


*                                Chairman of the Board         May 11, 2001
-----------------------------
Gilles Marcotte

*                                Director                      May 11, 2001
-----------------------------
Denis M. Beaudry

*                                Director                      May 11, 2001
-----------------------------
Pierre-Paul Allard

/s/ VINCENT BELANGER             Vice President Finance,       May 11, 2001
-----------------------------    Chief Financial Officer and
Vincent Belanger                 Treasurer (Principal
                                 Financial and Accounting
                                 Officer)


*                                Director                      May 11, 2001
-----------------------------
Guy Brunet

*                                Director                      May 11, 2001
-----------------------------
Pierre-Andre Roy

*By: /s/ VINCENT BELANGER
         Vincent Belanger
          Attorney-in-fact



                                      II-2